Exhibit 3.182

".>:._:r)·REG!STRY OF COMPANiES ANO BUSINESSES~-._:_ ... ·FILE ~~ :: <in!in~ ll!i1>11 ltnnsaetlons wa Company No: 200300847M CERTIFICATE CONFIRMING INCORPORATION OF COMPANY This is to confirm that PETROLEUM INTERNATIONAL PTE. LTD. is incorporated under the Companies Act (Cap 50}, on and from 28/01/2003 and that the company is a LIMITED PRIVATE COMPANY •. GIVEN UNDER MY HAND AND SEAL ON 29/01/2003. KEVIN CHRISTOPHER CHUA SENIOR ASST REGISTRAR REGISTRY OF COMPANIES AND BUSINESSES SINGAPORE ...